APPENDIX B

CUSTODY AGREEMENT

The following portfolios (“Funds”) are hereby made parties to the Custody Agreement dated July 30, 2008, with UMB Bank, n.a. (“Custodian”) and World Funds Trust, and agree to be bound by all the terms and conditions contained in said Agreement:

UNION STREET PARTNERS VALUE FUND
PERKINS DISCOVERY FUND
VIRGINIA EQUITY FUND
B. RILEY DIVERSIFIED EQUITY FUND
REMS INTERNATIONAL REAL ESTATE VALUE OPPORTUNITY FUND
BIG 4 ONEFUND
LEADSMAN CAPITAL STRATEGIC INCOME FUND

WORLD FUNDS TRUST

Attest: /s/ Karen Shupe	By: /s/ John Pasco, III

Name: John Pasco, III

Title: Chairman

Date: 7/23/2014

UMB BANK, N.A.

Attest: /s/ D Riddle	By: /s/ Bonnie L. Johnson

Name: Bonnie L. Johnson

Title: Vice President

Date: 7/23/2014

APPENDIX C

CUSTODY AGREEMENT

Eligible Funds and Borrowing Limitations – World Funds Trust

Fund Name	Acceptable Reason	Limitation
Union Street Partners Value Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
Perkins Discovery Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
Virginia Equity Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
B. Riley Diversified Equity Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
REMS International Real Estate Value Opportunity Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
Big 4 Onefund	Temporary emergency only	Limited to extent allowed under the 1940 Act
Leadsman Capital Strategic Income Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act

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